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          Exhibit 10(i)    Ammendment to Employment Agreement between Avatar
                           Holdings Inc. and Edwin Jacobson



                              AVATAR HOLDINGS INC.
                              255 Alhambra Circle
                          Coral Gables, Florida  33134



                                   June 13, 1997



          Mr. Edwin Jacobson
          2575 South Bayshore Drive
          Penthouse A
          Coconut Grove, Florida 33133

                   Re:  Amendment to Employment Agreement

          Dear Mr. Jacobson:

                   Reference is hereby made to that certain employment agreement between Avatar Holdings Inc. (the "Company") and you dated July 27, 1995, as amended on February 13, 1997 (as so amended, the "1995 Employment Agreement").

                    The Company acknowledges your decision and notification pursuant to the 1995 Employment Agreement to resign as Chief Executive Officer of the Company effective July 31, 1997 but to continue as Chairman of the Executive Committee in accordance with the 1995 Employment Agreement. Accordingly, we agree as follows:

                     1. The 1995 Employment Agreement is hereby amended effective June 16, 1997, as follows:

                    (a) Duties. The third sentence of Paragraph 2(d) of the 1995 Employment Agreement is hereby amended and restated in its entirety as follows: "In such event, you shall have the right, but shall not be obligated, to change the amount of time devoted to your duties and responsibilities hereunder provided that you are reasonably available to perform such functions and duties as are incident to the office of Chairman of the Executive Committee (but not the Chief Executive Officer) or such other duties (consistent with such change in the amount of time devoted and such change in office) as reasonably may be requested of you by the Board of Directors."

                    (b)  Base Salary.  The  first sentence  of  Paragraph
          3(a)(i) of the 1995 Employment Agreement is hereby amended by deleting the amount "$400,000" and substituting therefor "$325,000".

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          Exhibit 10(i)    Ammendment to Employment Agreement between Avatar
                           Holdings Inc. and Edwin Jacobson -- continued


                    (c) Final Payment. Paragraph 3(a)(ii) of the 1995 Employment Agreement is hereby deleted so that no Final Payment is to be made to you under any provision of the 1995 Employment Agreement.

                    (d) Cause. Paragraph 7(c) of the 1995 Employment Agreement is hereby amended by adding the following parenthetical clause immediately following the phrase "the willful, repeated and demonstrable failure by you substantially to perform your duties over a period of not less than 30 days, other than any such failure resulting from your incapacity due to physical or mental illness":

               (it being understood that the Company shall recognize your right to reduce your duties pursuant to Paragraph 2(d) hereof)

                    (e)  Mitigation.     Paragraph  8(e)   of  the   1995
          Employment Agreement is hereby deleted.

               Except as expressly amended by this letter agreement, your 1995 Employment Agreement remains in full force and effect in accordance with its terms. This letter agreement, together with the 1995 Employment Agreement, constitutes the complete understanding between the parties with respect to your employment and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this letter agreement and the 1995 Employment Agreement. This letter agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                    If the foregoing is satisfactory, would you please so
          indicate by signing and returning to the Company the enclosed copy of this letter whereupon this will constitute our agreement on the subject.

                                        AVATAR HOLDINGS INC.

                                        By:  /s/ Leon Levy
                                             -----------------------
                                             Leon Levy
                                             Chairman of the Board

          ACCEPTED AND AGREED TO:

          /s/ Edwin Jacobson
          ------------------------
          Edwin Jacobson
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